UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND XIII, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-23968	59-3143094
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund XIII, Ltd. (“the Partnership”) identified for sale and sold its property in Blytheville, Arkansas.

This Form 8-K is being filed to reflect the impact of the 2004 sale of the property listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”).

In compliance with FAS 144, the Partnership has reported revenues, expenses and the gain from the sale of the property listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the identification for sale of a property, is required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8 and 15(a)(1) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the property identified for sale during 2004 as discontinued operations, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number
Selected Financial Data	4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	5-10

Financial Statements	10-30

Signatures	31

Item 6.	Selected Financial Data

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (3):
Revenues	$3,293,835	$3,230,615	$3,132,813	$3,273,927	$3,173,734
Equity in earnings of unconsolidated joint ventures	318,869	307,776	309,381	244,344	242,158
Income from continuing operations (1)	2,786,128	2,757,985	2,568,541	2,816,999	2,404,746
Discontinued Operations (3):
Revenues	51,884	359,645	295,651	299,824	303,842
Income from and gain on disposal of discontinued operations (2)	51,684	574,559	267,280	272,298	276,419
Net income	2,837,812	3,332,544	2,835,821	3,089,297	2,681,165
Income per unit:
Continuing operations	$0.70	$0.69	$0.64	$0.70	$0.60
Discontinued operations	0.01	0.14	0.07	0.07	0.07

	$0.71	$0.83	$0.71	$0.77	$0.67

Cash distributions declared	$3,400,008	$3,400,008	$3,400,008	$3,400,008	$3,400,008
Cash distributions declared per unit	0.85	0.85	0.85	0.85	0.85
At December 31:
Total assets	$32,611,793	$33,142,001	$33,149,433	$33,848,645	$34,337,261
Total partners’ capital	31,526,002	32,088,198	32,155,662	32,719,849	33,030,560

(1)	Income from continuing operations for the years ended December 31, 2003, 2001, and 2000 includes provisions for write-down of assets $57,915, $56,506, and $51,618, respectively. Income from continuing operations for the year ended December 31, 1999, includes a loss on removal of building of $352,285 and a gain on sale of assets of $176,159.

(2)	Income from and gain on disposal of discontinued operations for the year ended December 31, 2002 include a provisions for write-down of assets of $105,193 and a gain on disposal of discontinued operations of $330,476.

(3)	Certain items in prior years’ financial data have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on September 25, 1992, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”) and to be leased primarily to operators of national and regional fast-food and family-style restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessee generally responsible for all repairs and maintenance, property taxes, insurance and utilities.

The leases provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $30,600 to $222,500. The majority of the leases provide for percentage rent, based on sales in excess of a specified amount. In addition, some of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase.

As of December 31, 2002 and 2001, the Partnership owned 40 Properties directly and six Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2003, the Partnership owned 40 Properties directly and seven Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

For the years ended December 31, 2003, 2002, and 2001, cash from operating activities was $3,400,909, $3,614,895, and $3,302,832, respectively. The decrease in cash from operating activities during 2003, as compared to 2002, resulted from changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses. The increase in cash from operating activities during 2002, as compared to 2001, resulted from changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expense.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

In April 2001, the Partnership sold its Property in Mount Airy, North Carolina and received net sales proceeds of approximately $947,000. Due to the fact that during 2001 the Partnership had previously recorded a provision for write-down of assets for this Property, no additional gain or loss was recognized upon sale. In April 2001, the Partnership reinvested approximately $882,300 of these sales proceeds in a Property in Blue Springs, Missouri, as tenants-in-common, with CNL Income Fund XV, Ltd. (“CNL XV”), a Florida limited partnership and an affiliate of the General Partners. The Partnership and CNL XV, as tenants-in-common, acquired this Property from CNL BB Corp., an affiliate of the General Partners. The affiliate had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Partnership and CNL XV, as tenants-in-common. The purchase price paid by the Partnership and CNL XV, as tenants-in-common, represented the costs incurred by the affiliate to acquire the Property. The Partnership owns a 41% interest in the profits and losses of the Property.

In April 2002, the Partnership recorded a provision for write-down of assets of $105,193 in anticipation of the sale of the Property in Overland Park, Kansas. The provision represented the difference between the Property’s net carrying value and its estimated fair value. In August 2002, the Partnership sold this Property to a third party and received net sales proceeds of $1,094,300 resulting in a gain on disposal of discontinued operations of approximately $27,300. In September 2002 the Partnership reinvested the majority of these net sales proceeds in a Property in Lee’s Summit, Missouri. The Partnership acquired this Property from CNL Net Lease Investors, L.P. (“NLI”) at an approximate cost of $951,000. During 2002, and prior to the Partnership’s acquisition of this Property, CNL Financial LP Holding, LP (“CFN”) and CNL Net Lease Investors GP Corp. (“GP Corp”) purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s General Partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The Partnership acquired the property in Lee’s Summit, Missouri at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of this property. Each CNL entity is an affiliate of the Partnership’s General Partners.

In June 2002, the Partnership sold its Property in Dayton, Ohio to the tenant and received net sales proceeds of approximately $1,049,900 resulting in a gain on disposal of discontinued operations of approximately $303,200. In June 2002 the Partnership reinvested the majority of these net sales proceeds in a Property in Houston, Texas. The Partnership acquired this Property from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners at an approximate cost of $918,000. CNL Funding 2001-A, LP had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Partnership. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Property.

In December 2002, AmeriKing Corporation, the parent company to National Restaurant Enterprises, Inc. which is the tenant of the Property in Cincinnati, Ohio, filed for bankruptcy protection. In January 2004, the lease relating to the Property was assigned to a new tenant and all other lease terms remained the same.

In November 2003, the Partnership used the remaining net sales proceeds from the sale of the Property in Dayton, Ohio to invest in a Property in Tucker, Georgia, as tenants-in-common with CNL Income Fund X, Ltd., CNL Income Fund XIV, Ltd., and CNL Income Fund XV, Ltd. The Partnership contributed approximately $153,600 for a 10 percent interest in the Property.

None of the Properties owned by the Partnership, or the joint ventures or tenancy-in-common arrangements in which the Partnership owns an interest is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners. The Partnership will not borrow under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute “acquisition indebtedness” for federal income tax purposes and also will limit the Partnership’s outstanding indebtedness to three percent of the aggregate adjusted tax basis of its Properties. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $1,123,111 invested in cash and cash equivalents, as compared to $1,275,846 at December 31, 2002. At December 31, 2003 these funds were held in demand deposit and money market accounts at commercial banks. The decrease in cash and cash equivalents at December 31, 2003, as compared to December 31, 2002, was primarily due to a reinvestment of the net sales proceeds, received during 2002, in an additional Property in Tucker, Georgia, as described above. As of December 31, 2003, the average interest rate earned on the rental income deposited in demand deposit and money market accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after payment of distributions and other liabilities, will be used to invest in an additional Property, and to invest in an additional Property, and to meet the Partnership’s working capital needs.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and generally leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners believe that the Partnership has sufficient working capital reserves at this time. In addition, because all leases of the Partnership’s Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs. The General Partners have the right to cause the Partnership to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Partnership’s working capital needs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on current and, for the year ended December 31, 2001, future anticipated cash from operations, the Partnership declared distributions to the Limited Partners of $3,400,008 for each of the years ended December 31, 2003, 2002 and 2001. This represents distributions of $0.85 per Unit for each of the years. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002 and 2001, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

As of December 31, 2003 and 2002, the Partnership owed $17,178 and $20,593, respectively, to affiliates for operating expenses, accounting and administrative services, and management fees. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. Other liabilities, including distributions payable, increased to $1,068,613 at December 31, 2003, from $1,033,210 at December 31, 2002, primarily as a result of an increase in rents paid in advance. The General Partners believe that there is sufficient cash on hand to meet current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interest in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities periodically for impairment, at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

Rental revenues from continuing operations were $3,062,187 for the year ended December 31, 2003 as compared to $2,955,420 during the same period of 2002. The increase in rental revenues from continuing operations during 2003, as compared to the same period of 2002, was primarily due to the Partnership reinvesting the majority of the net proceeds from the 2002 sales of the Properties in Dayton, Ohio, and Overland Park, Kansas in two Properties in Houston, Texas and Lee’s Summit, Missouri.

During the years ended December 31, 2003 and 2002, the Partnership also earned $229,967 and $269,673, respectively, in contingent rental income. The decrease in contingent rental income during 2003 was also due to the Partnership recording lower contingent rental income relating to the Properties in Pineville, Louisiana; Peoria, Arizona; Mesa, Arizona; and Panama City, Florida, whose tenants experienced financial difficulties.

During the years ended December 31, 2003 and 2002, the Partnership earned $318,869 and $307,776, respectively, attributable to the net income earned by joint ventures. Net income earned by joint ventures during 2003, as compared to 2002, remained fairly constant as there was no change in the leased Property portfolio owned by the joint ventures and tenancies in common other than the investment in a Property in November 2003 as tenants-in-common with affiliates of the General Partners. The Partnership has a 10% interest in this Property.

During 2003, three lessees of the Partnership, Flagstar Enterprises, Inc., Long John Silver’s, Inc., and Golden Corral Corporation, each contributed more than ten percent of the total rental revenues (including the Partnership’s share of total rental revenues from Properties owned by joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common arrangements). As of December 31, 2003, Flagstar Enterprises, Inc. was the lessee under leases relating to 11 restaurants, Long John Silver’s, Inc. was the lessee under leases relating to five restaurants, and Golden Corral Corporation was the lessee under leases relating to four restaurants. It is anticipated that, based on the minimum rental payments required by the leases, these three lessees will each continue to contribute more than ten percent of total rental revenues in 2004. In addition, three Restaurant Chains, Long John Silver’s, Hardee’s, and Golden Corral, each accounted for more than ten percent of total rental revenues during 2003 (including the Partnership’s share of total rental revenues from Properties owned by joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common arrangements). It is anticipated that these three Restaurant Chains each will continue to account for more than ten percent of total rental revenues under the terms of the leases in 2004. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

Operating expenses, including depreciation and amortization expense and provision for write-down assets, were $826,576 and $780,406 for the years ended December 31, 2003 and 2002, respectively. The increase in operating expenses during 2003, as compared to 2002, was primarily the result of the Partnership recording a provision for write-down of assets of approximately $57,900 relating to the Property in Houston, Texas. In March 2004, the tenant of this Property terminated its lease, in accordance with its lease agreement, when more than 50% of the land was taken by a partial right-of-way taking. The General Partners are currently seeking either a new tenant or a purchaser for the vacant Property. The increase in operating expenses during 2003 was also partially caused by an increase in state tax expense relating to several states in which the Partnership conducts business. The increase in operating expenses during 2003, was partially offset by a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties.

During the year ended December 31, 2002, the Partnership identified and sold two Properties, one each in Overland Park, Kansas and Dayton, Ohio. In relation to these sales, the Partnership received net sales proceeds of approximately $2,144,200, resulting in gains on disposal of discontinued operations of approximately $330,500. The Partnership had recorded a provision for write-down of assets relating to the Property in Overland Park, Kansas of approximately $105,200 during the year ended December 31, 2002 in anticipation of the sale. The provision represented the difference between the Property’s net carrying value and its estimated fair value. The financial results for these Properties are reflected as discontinued operations in the accompanying financial statements.

During 2004, the Partnership identified for sale and sold its Property in Blytheville, Arkansas. The financial results for this Property are reflected as discontinued operations in the accompanying financial statements.

Comparison of the year ended December 31, 2002 to the year ended December 31, 2001

Rental revenues from continuing operations were $2,955,420 for the year ended December 31, 2002 as compared to $2,912,566 in the same period in 2001. The increase in rental revenues from continuing operations during 2002, as compared to the same period in 2001, was primarily due to the Partnership reinvesting the majority of the net proceeds from the 2002 sales of the Properties in Dayton, Ohio, and Overland Park, Kansas in two Properties in Houston, Texas and Lee’s Summit, Missouri. The increase in rental revenues from continuing operations during 2002, as compared to the same period in 2001, was partially offset by the fact that the Partnership sold its Property in Mount Airy, North Carolina in April 2001 and reinvested the majority of the net sales proceeds in a Property in Blue Springs, Missouri with an affiliate of the General Partners, as tenants-in-common.

During the years ended December 31, 2002 and 2001, the Partnership earned $269,673 and $195,058, respectively, in contingent rental income. The increase in contingent rental income during 2002, as compared to the same period in 2001, was primarily attributable to an increase in gross sales for certain restaurant Properties whose leases require the payment of contingent rental income.

During the years ended December 31, 2002 and 2001, the Partnership earned $307,776 and $309,381, respectively, attributable to the net income earned by joint ventures. The decrease in net income earned by joint ventures, during 2002, is due to a decrease in contingent rental income resulting from lower gross sales from the restaurant Property in Miami, Florida, the lease of which requires the payment of contingent rental income. The Partnership owns approximately a 48% interest in this Property as, tenants-in-common, with Florida limited partnerships which are affiliates of the General Partners. The decrease in net income earned by joint ventures during 2002, as compared to the same period in 2001, was partially offset by the fact that in April 2001, the Partnership used the majority of the net sales proceeds received from the sale of its Property in Mount Airy, North Carolina, to acquire an interest in a Property in Blue Springs, Missouri. The Partnership owns approximately a 41% interest in this Property, as tenants-in-common, with CNL Income Fund XV, Ltd.

During the years ended December 31, 2002 and 2001, the Partnership also earned $5,522 and $25,189, respectively, in interest and other income. Interest and other income were higher during 2001, as compared to the same period in 2002, primarily due to higher monthly average cash balances during 2001.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets, were $780,406 and $873,653 for the years ended December 31, 2002 and 2001, respectively. The decrease in operating expenses during 2002 was partially offset by a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties, and a decrease in state tax expense.

Operating expenses were also higher during 2001, as compared to the same period of 2002, due to the fact that the Partnership recorded a provision for write-down of assets of $56,506 for the Property in Mount Airy, North Carolina in March 2001. The provision represented the difference between the carrying value of the Property and its estimated fair value. The decrease in operating expenses during 2002 was partially offset by an increase in depreciation expense due to Property acquisitions.

During the year ended December 31, 2002, the Partnership identified and sold two Properties, one each in Overland Park, Kansas and Dayton, Ohio. In relation to these sales, the Partnership received net sales proceeds of approximately $2,144,200, resulting in gains on disposal of discontinued operations of approximately $330,500. The Partnership had recorded a provision for write-down of assets relating to the Property in Overland Park, Kansas of approximately $105,200 during the year ended December 31, 2002 in anticipation of the sale. The provision represented the difference between the Property’s net carrying value and its estimated fair value. The financial results for these Properties are reflected as discontinued operations in the accompanying financial statements.

During 2004, the Partnership identified for sale and sold its Property in Blytheville, Arkansas as described above. The financial results for this Property are reflected as discontinued operations in the accompanying financial statements.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The General Partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint ventures, which are currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund XIII, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund XIII, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 5 as to which the date is December 2, 2004

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$20,648,573	$21,048,701
Net investment in direct financing leases	5,416,343	5,561,235
Investment in joint ventures	3,310,368	3,211,480
Cash and cash equivalents	1,123,111	1,275,846
Receivables, less allowance for doubtful accounts of $69,401 and $3,222 respectively	97,948	76,653
Accrued rental income	1,978,140	1,932,122
Other assets	37,310	35,964

	$32,611,793	$33,142,001

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$16,519	$7,851
Real estate taxes payable	5,319	4,410
Distributions payable	850,002	850,002
Due to related parties	17,178	20,593
Rents paid in advance	174,627	147,147
Deferred rental income	22,146	23,800

Total liabilities	1,085,791	1,053,803
Partners’ capital	31,526,002	32,088,198

	$32,611,793	$33,142,001

See accompanying notes to financial statements.

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues
Rental income from operating leases	$2,514,274	$2,437,405	$2,368,645
Earned income from direct financing leases	547,913	518,015	543,921
Contingent rental income	229,967	269,673	195,058
Interest and other income	1,681	5,522	25,189

	3,293,835	3,230,615	3,132,813

Expenses
General operating and administrative	262,190	287,619	313,948
Property related	12,263	21,509	24,528
Management fees to related parties	37,560	37,535	36,671
State and other taxes	56,280	38,715	57,457
Depreciation and amortization	400,368	395,028	384,543
Provision for write-down of assets	57,915	—	56,506

	826,576	780,406	873,653

Income before equity in earnings of unconsolidated joint ventures	2,467,259	2,450,209	2,259,160
Equity in earnings of unconsolidated joint ventures	318,869	307,776	309,381

Income from continuing operations	2,786,128	2,757,985	2,568,541

Discontinued operations
Income from discontinued operations	51,684	244,083	267,280
Gain on disposal of discontinued operations	—	330,476	—

	51,684	574,559	267,280

Net income	$2,837,812	$3,332,544	$2,835,821

Income per limited partner unit:
Continuing operations	$0.70	$0.69	$0.64
Discontinued operations	0.01	0.14	0.07

	$0.71	$0.83	$0.71

Weighted average number of limited partner units outstanding	4,000,000	4,000,000	4,000,000

See accompanying notes to financial statements.

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002 and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$1,000	$190,934	$40,000,000	$(24,528,424)	$21,721,508	$(4,665,169)	$32,719,849
Distributions to limited partners ($0.85 per limited partner unit)	—	—	—	(3,400,008)	—	—	(3,400,008)
Net income	—	—	—	—	2,835,821	—	2,835,821

Balance, December 31, 2001	1,000	190,934	40,000,000	(27,928,432)	24,557,329	(4,665,169)	32,155,662
Distributions to limited partners ($0.85 per limited partner unit)	—	—	—	(3,400,008)	—	—	(3,400,008)
Net income	—	—	—	—	3,332,544	—	3,332,544

Balance, December 31, 2002	1,000	190,934	40,000,000	(31,328,440)	27,889,873	(4,665,169)	32,088,198
Distributions to limited partners ($0.85 per limited partner unit)	—	—	—	(3,400,008)	—	—	(3,400,008)
Net income	—	—	—	—	2,837,812	—	2,837,812

Balance, December 31, 2003	$1,000	$190,934	$40,000,000	$(34,728,448)	$30,727,685	$(4,665,169)	$31,526,002

See accompanying notes to financial statements

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$2,837,812	$3,332,544	$2,835,821

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	400,128	403,070	410,264
Amortization	240	984	1,808
Equity in earnings of joint ventures, net of distributions	54,508	106,643	(1,591)
Provision for write-down of assets	57,915	105,193	56,506
Gain on sale of assets	—	(330,476)	—
Decrease (increase) in receivables	(21,295)	(30,100)	196,533
Amortization of investment in direct financing leases	144,892	127,811	109,275
Increase in accrued rental income	(103,933)	(142,676)	(184,152)
Decrease (increase) in other assets	(1,346)	(18,130)	13,393
Increase (decrease) in accounts payable, accrued expenses, and escrowed real estate taxes payable	9,577	944	(27,056)
Increase (decrease) in due to related parties	(3,415)	5,059	(117,137)
Increase in rents paid in advance and deposits and deferred rental income	25,826	54,029	9,168

Total adjustments	563,097	282,351	467,011

Net cash provided by operating activities	3,400,909	3,614,895	3,302,832

Cash Flows from Investing Activities:
Proceeds from sale of assets	—	2,144,163	947,000
Additions to real estate properties	—	(1,868,954)	—
Investment in joint ventures	(153,636)	—	(882,305)

Net cash provided by (used in) investing activities	(153,636)	275,209	64,695

Cash Flows from Financing Activities:
Distributions to limited partners	(3,400,008)	(3,400,008)	(3,400,008)

Net cash used in financing activities	(3,400,008)	(3,400,008)	(3,400,008)

Net increase (decrease) in cash and cash equivalents	(152,735)	490,096	(32,481)
Cash and cash equivalents at beginning of year	1,275,846	785,750	818,231

Cash and cash equivalents at end of year	$1,123,111	$1,275,846	$785,750

See accompanying notes to financial statements

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

STATEMENT OF CASH FLOWS – CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Financing Activities:
Distributions declared and unpaid at December 31	$850,002	$850,002	$850,002

See accompanying notes to financial statements

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002 and 2001

1.	Significant Accounting Policies

Organization and Nature of Business – CNL Income Fund XIII, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50 percent shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting – The Partnership records the real estate property acquisitions at cost. The properties are leased to third parties generally on a triple-net basis, whereby the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002, and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $521,800, $523,100, and $501,300, respectively, in estimated real estate taxes in accordance with the terms of their leases. The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or direct financing methods.

Operating method – Real estate property leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method – Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodical rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while the land portions of the majority of these leases are operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the property is placed in service.

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002 and 2001

1.	Significant Accounting Policies – Continued

Substantially all leases are for 15 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued or deferred rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to their estimated fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is recorded to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership accounts for its interests in Attalla Joint Venture and Salem Joint Venture, and the properties in Arvada, Colorado; Akron, Ohio; Miami, Florida; Blue Springs, Missouri; and Tucker, Georgia, each property held as tenants-in-common with affiliates, using the equity method since each joint venture or tenancy in common agreement requires the consent of all partners on all key decisions affecting the operations of the underlying property.

Cash and Cash Equivalents – The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Income Taxes – Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Rents Paid in Advance – Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification – Certain items in the prior year’s financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on partner’s capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 – Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 (“FAS 144”) “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its estimated fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The General Partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint ventures, which are currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$12,668,461	$12,668,461
Buildings	11,718,056	11,718,056

	24,386,517	24,386,517
Less accumulated depreciation	(3,737,944)	(3,337,816)

	$20,648,573	$21,048,701

In June 2002, the Partnership reinvested the majority of the net sales proceeds from the sale of the property in Dayton, Ohio, in a property in Houston, Texas at an approximate cost of $918,000. The Partnership acquired this property from CNL Funding 2001-A, LP, an affiliate of the general partners.

In September 2002, the Partnership reinvested the majority of the net sales proceeds from the sale of the property in Overland Park, Kansas, in a property in Lee’s Summit, Missouri at an approximate cost of $951,000. The Partnership acquired this property from CNL Net Lease Investors, L.P., an affiliate of the general partners. The land portion of this property was classified as an operating lease while the building portion was classified as a direct financing lease.

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$2,488,322
2005	2,494,971
2006	2,532,002
2007	2,544,709
2008	2,364,737
Thereafter	10,997,310

Total (1)	$23,422,051

(1)	Excludes one lease that was terminated in 2004.

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$8,179,060	$8,908,514
Estimated residual values	2,024,743	2,024,743
Less unearned income	(4,787,460)	(5,372,022)

Net investment in direct financing leases	$5,416,343	$5,561,235

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases – Continued

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	$735,418
2005	735,418
2006	744,129
2007	756,324
2008	756,920
Thereafter	4,450,851

$8,179,060

4.	Investment in Joint Ventures

The Partnership has a 50% and a 27.8% interest in the profits and losses of Attalla Joint Venture and Salem Joint Venture, respectively. The remaining interests in these joint ventures are held by affiliates of the Partnership which have the same general partners.

The Partnership also owns properties in Arvada, Colorado; Akron, Ohio; Miami, Florida; and Blue Springs, Missouri, each as tenants-in-common with affiliates of the general partners. As of December 31, 2003, the Partnership owned a 66.13%, 63.09%, 47.83%, and 41% interest, respectively, in the properties.

In November 2003, the Partnership and CNL Income Fund X, Ltd., CNL Income Fund XIV, Ltd., and CNL Income Fund XV, Ltd., as tenants-in-common, invested in a property in Tucker, Georgia. Each of the CNL Income Funds is an affiliate of the general partners. The Partnership contributed approximately $153,600 for a 10% interest in the property.

Attalla Joint Venture, Salem Joint Venture, and the Partnership and affiliates, as tenants-in-common in five separate tenancy-in-common arrangements, each own one property.

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures – Continued

The following presents the combined, condensed financial information for the joint ventures and the properties held as tenants-in-common with affiliates at:

	December 31,
	2003	2002
Real estate properties with operating leases, net	$7,259,858	$5,853,726
Net investment in direct financing lease	331,360	339,093
Cash	75,667	42,733
Receivables	—	4,849
Accrued rental income	427,409	403,428
Other assets	—	165
Liabilities	35,670	22,001
Partners’ capital	8,058,624	6,621,993

	Years ended December 31,
	2003	2002	2001
Revenues	$803,616	$773,934	$760,782
Expenses	(134,319)	(139,047)	(129,936)

Net income	$669,297	$634,887	$630,846

The Partnership recognized income totaling $318,869, $307,776, and $309,381 for the years ended December 31, 2003, 2002, and 2001 respectively, from these joint ventures and the properties held as tenants-in-common with affiliates.

5.	Discontinued Operations

During 2002, the partnership identified for sale and sold two properties classified as discontinued operations in the accompanying financial statements.

In April 2002, the Partnership recorded a provision for write-down of assets of $105,193 in anticipation of the sale of the Property in Overland Park, Kansas. The provision represented the difference between the Property’s net carrying value and its estimated fair value. In August 2002, the Partnership sold this Property in Overland Park, Kansas to a third party and received net sales proceeds of $1,094,300 resulting in a gain on disposal of discontinued operations of approximately $27,300.

In June 2002, the Partnership sold its property in Dayton, Ohio to the tenant and received net sales proceeds of approximately $1,049,900 resulting in a gain on disposal of discontinued operations of approximately $303,200. The financial results for these properties are reflected as discontinued operations in the accompanying financial statements.

In 2004, the Partnership identified for sale and sold its property in Blytheville, Arkansas. The financial results for this property are reflected as discontinued operations in the accompanying financial statements.

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations – Continued

The operating results of discontinued operations are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$51,884	$179,997	$295,651
Termination fee income	—	147,750	—
Other income	—	31,898	—
Expenses	(200)	(10,369)	(28,371)
Provision for write-down of assets	—	(105,193)	—

Income from discontinued operations	$51,684	$244,083	$267,280

6.	Allocations and Distributions

From inception through December 31, 1999, generally all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, ten percent, cumulative, noncompounded annual return on their invested capital contributions (the “Limited Partners’ 10% Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sales of properties not in liquidation of the Partnership to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their Limited Partners’ 10% Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from a sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts, and thereafter, 95% to the limited partners and five percent to the general partners.

Generally, net sales proceeds from a sale of properties, in liquidation of the Partnership will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to the partners with positive capital account balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions – Continued

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partner in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002, and 2001.

During each of the years ended December 31, 2003, 2002, and 2001, the Partnership declared distributions to the limited partners of $3,400,008. No distributions have been made to the general partners to date.

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$2,837,812	$3,332,544	$2,835,821
Effect of timing differences relating to depreciation	(50,081)	(51,854)	(54,090)
Direct financing leases recorded as operating leases for tax reporting purposes	144,892	127,812	109,275
Effect of timing differences relating to equity in earnings of joint ventures	12,242	1,691	(19,015)
Effect of timing differences relating to gains/losses on real estate property sales	—	(68,684)	66,579
Provision for write-down of assets	57,915	—	56,506
Effect of timing differences relating to allowance for doubtful accounts	66,179	3,222	(5,674)
Accrued rental income	(103,933)	(67,379)	(184,152)
Rents paid in advance	27,479	66,510	9,168
Other	(400)	—	—

Net income for federal income tax purposes	$2,992,105	$3,343,862	$2,814,418

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.), served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the partnership. In connection therewith, the Partnership agreed to pay certain Advisor management fees of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures. Any portion of the management fee not paid is deferred without interest. The Partnership incurred management fees of $37,560, $37,535, and $36,671, for the years ended December 31, 2003, 2002, and 2001, respectively.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties, based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate Limited Partners’ 10% Return plus their invested capital contributions. No deferred, subordinated real estate disposition fees have been incurred since inception.

In June 2002, the Partnership acquired a property, in Houston, Texas, from CNL Funding 2001-A, LP, for approximately $918,000. CNL Funding 2001-A, LP had purchased and temporarily held title to the property in order to facilitate the acquisition of the property by the Partnership. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the property.

In September 2002, the Partnership acquired a property in Lee’s Summit, Missouri, from CNL Net Lease Investors, L.P. (“NLI”) at an approximate cost of $951,000. During 2002, and prior to the Partnership’s acquisition of this property, CNL Financial LP Holding, LP (“CFN”) and CNL Net Lease Investors GP Corp. purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s general partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The Partnership acquired the property in Lee’s Summit, Missouri at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of this property. Each CNL entity is an affiliate of the Partnership’s general partners.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s affiliates provided accounting and administrative services. For the years ended December 31, 2003, 2002, and 2001, the expenses incurred for these services were $157,816, $199,488, and $211,205, respectively.

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions – Continued

The amount due to related parties at December 31, 2003 and 2002 totaled $17,178 and $20,593, respectively.

9.	Concentration of Credit Risk

The following schedule presents total rental revenues from individual lessees, each representing more than ten percent of rental revenues (including the Partnership’s share of total rental revenues from the joint ventures and the properties held as tenants-in-common with affiliates of the General Partners), for each of the years ended December 31:

	2003	2002	2001
Golden Corral Corp.	$698,511	$676,458	$616,239
Flagstar Enterprises, Inc.	630,053	635,823	640,524
Long John Silver’s, Inc.	408,051	403,960	414,556

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than ten percent of rental revenues, (including the Partnership’s share of total rental revenues from the joint ventures and the properties held as tenants-in-common with affiliates of the General Partners), for each of the years ended December 31:

	2003	2002	2001
Golden Corral Buffet and Grill	$698,511	$676,458	$616,239
Hardee’s	630,053	635,823	640,524
Long John Silver’s	408,051	403,960	414,556
Burger King	N/A	403,580	412,489

The information denoted by N/A indicates that for each period presented the chain did not represent more than ten percent of the Partnership’s total rental revenues.

Although the Partnership’s properties are geographically diverse throughout the United States of America, and the Partnership’s lessees operate a variety of restaurant concepts, default by any lessee or restaurant chain contributing more than ten percent of the Partnership’s revenues will significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002:

2003 Quarter	First	Second	Third	Fourth	Year
Continuing operations
Revenues	$800,309	$817,570	$792,031	$883,925	$3,293,835
Equity in earnings of unconsolidated joint ventures	77,242	79,303	81,064	81,260	318,869
Income from continuing operations	631,829	722,077	697,677	734,545	2,786,128
Discontinued operations
Revenues	13,097	13,014	12,929	12,844	51,884
Income from discontinued operations	13,097	13,014	12,929	12,644	51,684
Net income	644,926	735,091	710,606	747,189	2,837,812
Income per limited partner unit:
Continuing operations	$0.16	$0.18	$0.18	$0.18	$0.70
Discontinued operations	—	—	—	0.01	0.01

	$0.16	$0.18	$0.18	$0.19	$0.71

CNL INCOME FUND XIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data – Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing operations
Revenues	$773,467	$775,504	$818,180	$863,464	$3,230,615
Equity in earnings of unconsolidated joint ventures	75,664	75,829	76,297	79,986	307,776
Income from continuing operations	623,571	660,433	715,714	758,267	2,757,985
Discontinued operations
Revenues	103,013	67,419	176,035	13,178	359,645
Income (loss) from and gain on disposal of discontinued operations	(9,748)	368,452	202,677	13,178	574,559
Net income	613,823	1,028,885	918,391	771,445	3,332,544
Income per limited partner unit:
Continuing operations	$0.15	$0.17	$0.18	$0.19	$0.69
Discontinued operations	—	0.09	0.05	—	0.14

	$0.15	$0.26	$0.23	$0.19	$0.83

11.	Subsequent Event

In March 2004, the tenant of the Property in Houston, Texas terminated its lease, in accordance with its lease agreement, when more than 50% of the land was taken by a partial right-of-way taking. As a result, the Partnership recorded a provision for write-down of assets of approximately $57,900 at December 31, 2003.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND XIII, LTD.

By:	CNL REALTY CORPORATION
General Partner

By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer